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                                                                    Exhibit 10.2

                                                                  EXECUTION COPY

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                           INTERIM SERVICES AGREEMENT

                                     BETWEEN

                          BRISTOL-MYERS SQUIBB COMPANY

                                       and

                              ZIMMER HOLDINGS, INC.

                         --------------------------------

                           Dated as of August 6, 2001

                         --------------------------------

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                                TABLE OF CONTENTS

                                                                        PAGE
Section 1. Definitions....................................................1

Section 2. Services.......................................................3

     (a)  Initial Services............................................... 3

     (b)  Additional Services.............................................3

     (c)  Scope of Services...............................................3

     (d)  Certain Limits on Services......................................4

     (e)  Standard of Performance; Standard of Care.......................4

     (f)  Prices for Services.............................................4

     (g)  Transitional Nature of Services; Changes........................4

     (h)  Cooperation.....................................................5

Section 3. Billing....................................................... 5

     (a)  Procedure ......................................................5

     (b)  Late Payments...................................................5

Section 4. Term and Termination...........................................5

     (a)  Termination Dates.............................................. 5

     (b)  Early Termination ..............................................5

     (c)  Data Transmission ..............................................6

Section 5. Miscellaneous................................................. 6

     (a)  Mutual Cooperation............................................. 6

     (b)  Liability...................................................... 6

     (c)  Third Party Claims............................................. 7

     (d)  Force Majeure...................................................7

     (e)  Independent Contractors.........................................7

     (f)  No Third Party Beneficiaries................................... 8

     (g)  Interpretation................................................. 8

     (h)  Tax Matters ................................................... 8


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                           INTERIM SERVICES AGREEMENT

          INTERIM SERVICES AGREEMENT, dated as of August 6, 2001 (this "AGREEMENT"), among BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation ("BRISTOL-MYERS SQUIBB"), and ZIMMER HOLDINGS, INC., a Delaware corporation ("ZIMMER").

                               W I T N E S S E T H

          WHEREAS, the Board of Directors of Bristol-Myers Squibb has determined that it is in the best interests of Bristol-Myers Squibb and its stockholders to separate Bristol-Myers Squibb's orthopaedics business from its other existing businesses;

          WHEREAS, in order to effectuate the foregoing, Bristol-Myers Squibb and Zimmer have entered into a Contribution and Distribution Agreement, dated as of June 29, 2001 (the "CONTRIBUTION AND DISTRIBUTION AGREEMENT"), which provides, among other things, subject to the terms and conditions set forth therein, for the Contribution and the Distribution (each as defined in the Contribution and Distribution Agreement) and for the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

          WHEREAS, in order to ensure an orderly transition under the Contribution and Distribution Agreement it will be necessary for each of the parties to provide to the other the Services described herein for a transitional period.

          NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

          Section 1. DEFINITIONS.

          Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Contribution and Distribution Agreement. For purpose of this Agreement the following words and phrases shall have the following meanings:

          "ADDITIONAL SERVICES" shall have the meaning set forth in Section
2(b).

          "BRISTOL-MYERS SQUIBB" shall have the meaning set forth in the preamble of this Agreement.

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                                                                               2

          "CONTRIBUTION AND DISTRIBUTION AGREEMENT" shall have the meaning set forth in the recitals of this Agreement.

          "INITIAL SERVICES" shall have the meaning set forth in Section 2(a).

          "PROVIDER" means, with respect to any Service, the entity or entities identified on the applicable Schedule as the party to provide such Service.

          "PROVIDING PARTY" means, with respect to any Service, (i) Bristol-Myers Squibb, if the entity or entities identified on the Schedule applicable to such Service as the Provider(s) of such Service is or are member(s) of the Bristol-Myers Group and (ii) Zimmer, if the entity or entities identified on the Schedule applicable to such Service as the Provider(s) of such Service is or are member(s) of the Zimmer Group.

          "RECEIVING PARTY" means, with respect to any Service, (i) Bristol-Myers Squibb, if the entity or entities identified on the Schedule applicable to such Service as the Recipient(s) of such Service is or are member(s) of the Bristol-Myers Group and (ii) Zimmer, if the entity or entities identified on the Schedule applicable to such Service as the Recipient(s) of such Service is or are member(s) of the Zimmer Group.

          "RECIPIENT" means, with respect to any Service, the entity or entities identified on the Schedule applicable to such Service as the party to receive such Service.

          "SCHEDULE" shall have the meaning set forth in Section 2(a).

          "SERVICE PERIOD" means, with respect to any Service, the period commencing on the Contribution Date and ending on the earlier of (i) the date the Receiving Party terminates the provision of such Service pursuant to Section 4(b), and (ii) the termination date (measured as the number of days from the Contribution Date or indicated by reference to a specific date) specified with respect to such Service on the Schedule applicable to such Service.

          "SERVICES" shall have the meaning set forth in Section 2(b).

          "TAXES" means all forms of taxation or duties imposed, or required to be collected or withheld, including

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                                                                               3
charges, together with any related interest, penalties or other additional amounts.

          "TAX RETURN" means any return, filing, report, questionnaire, information statement or other document required to be filed, including amended returns that may be filed, for any taxable period with any Taxing Authority (whether or not a payment is required to be made with respect to such filing).

          "TAXING AUTHORITY" means any governmental authority imposing Taxes.

          "TAX SHARING AGREEMENT" means the Tax Sharing Agreement dated as of August 6, 2001, between Bristol-Myers Squibb and Zimmer.

          "ZIMMER" shall have the meaning set forth in the preamble of this Agreement.

          Section 2. SERVICES.

          (a) INITIAL SERVICES. Each Providing Party agrees to provide, or with respect to any service to be provided by an Affiliate of the Providing Party, to cause such Affiliate to provide, to the Receiving Party, or with respect to any service to be provided to an Affiliate of the Receiving Party, to such Affiliate, the applicable services (the "INITIAL SERVICES") set forth on
Schedule 1 through Schedule 32 hereto (each, a "SCHEDULE").

          (b) ADDITIONAL SERVICES. From time to time after the Contribution Date, the parties may identify additional services that one party will provide to the other party in accordance with the terms of this Agreement (the "ADDITIONAL SERVICES" and, together with the Initial Services, the "SERVICES"). The parties shall cooperate and act in good faith to create a Schedule for each Additional Service setting forth the identities of the Provider and Recipient, a description of the Service, the time period during which the Service will be provided, the charge, if any, for the Service and any other terms applicable thereto. Notwithstanding the foregoing, neither party shall have any obligation to agree to provide Additional Services.

          (c) SCOPE OF SERVICES. Notwithstanding anything to the contrary herein, (i) neither the Providing Party nor any of its Affiliates will be required to perform or to cause to be performed any of the Services for the benefit of any third party or any other person other than the

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applicable Recipient, and (ii) the Providing Party makes no warranties, expressed or implied, with respect to the Services, except as provided in
Section 2(e).

          (d) CERTAIN LIMITS ON SERVICES. Except as expressly contemplated in the Schedules, neither the Providing Party nor any of its Affiliates shall be obligated to perform or to cause to be performed any Service in a volume or quantity which exceeds the historical volumes or quantities of Services performed for the applicable Recipients during 2000 or 2001 to date or anticipated to be performed during the remainder of 2001, without reference to the transactions contemplated by the Contribution and Distribution Agreement.

          (e) STANDARD OF PERFORMANCE; STANDARD OF CARE.

          (i) The Providing Party shall perform and cause its Affiliates to perform all Services in a manner which is substantially similar in nature, quality and timeliness to the services provided by the applicable Provider to the applicable Recipient prior to Contribution Date.

         (ii) The Providing Party shall, and shall cause its Affiliates to, perform its duties and responsibilities hereunder in good faith based on their past practices. No member of the Providing Party's Group shall be liable or held accountable, in damages or otherwise, for any error of judgment or any mistake of fact or law or for anything that any member of the Providing Party's Group does or refrains from doing, except in the case of their gross negligence or wilful misconduct.

        (iii) Nothing in this Agreement shall require the Providing Party to perform or cause to be performed any Service in a manner that would constitute a violation of applicable laws, including the Foreign Corrupt Practices Act.

          (f) PRICES FOR SERVICES. Services provided pursuant to the terms of this Agreement shall be charged at the prices set forth for the applicable Service on the applicable Schedule.

          (g) TRANSITIONAL NATURE OF SERVICES; CHANGES. The parties acknowledge the transitional nature of the Services and that any Provider may make changes from time to time in the manner of performing the Services if such Provider is making similar changes in performing similar

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                                                                               5
services for members of its own Group and if such Provider furnishes to the applicable Recipient substantially the same notice (in content and timing) as such Provider shall furnish to the members of its own Group respecting such changes.

          (h) COOPERATION. In the event that (i) there is nonperformance of any Service as a result of a Force Majeure Event (as defined in Section 5(d)), (ii) the provision of a Service would violate applicable law or (iii) the provision of a Service requires the consent of a third party, the parties agree to work together in good faith to arrange for an alternative means by which the applicable Recipient may obtain, at the Receiving Party's sole cost, the Services so affected.

          Section 3. BILLING.

          (a) PROCEDURE. Charges for the Services shall be charged to and payable by the Receiving Party, or a Recipient, provided that the Receiving Party shall remain responsible for prompt payment. Amounts payable pursuant to the terms of this Agreement shall be paid to the Providing Party or a Provider, as directed by the Providing Party, at the time provided in the applicable Schedule.

          (b) LATE PAYMENTS. Charges not paid within 15 days after the date when payable shall bear interest at the rate of 10% per annum from such 15th day until the date paid.

          Section 4. TERM AND TERMINATION.

          (a) TERMINATION DATES. Unless otherwise terminated pursuant to Section 4(b), this Agreement will terminate with respect to any Service at the close of business on the last day of the Service Period for such Service, unless the parties have agreed in writing to an extension of the Service Period.

          (b) EARLY TERMINATION. The Receiving Party shall have the right at any time during the term of this Agreement to terminate its obligation to purchase any individual Service, upon the giving of an advance written notice to the Providing Party of not less than the number of days set forth on the applicable Schedule, a copy of which shall also be delivered to the relevant Affiliate of the Providing Party, which the Providing Party has designated to provide such Service set forth in the applicable Schedule, if any.

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                                                                               6
         (c) DATA TRANSMISSION. On or prior to the last day of each relevant Service Period, the Providing Party shall cooperate fully and shall cause its Affiliates to cooperate fully to support any transfer of data concerning the relevant Services to the applicable Recipient. If requested by the Receiving Party, the Providing Party shall deliver and shall cause its Affiliates to deliver to the applicable Recipient, within such time periods as the parties may reasonably agree, all records, data, files and other information received or computed for the benefit of such Recipient during the Service Period, in electronic and/or hard copy form; PROVIDED, HOWEVER, that (i) the Providing
Party shall not have any obligation to provide or cause to provide data in any non-standard format and (ii) the Providing Party and its Affiliates shall be reimbursed for their reasonable out-of-pocket costs for providing data electronically in any format other than its standard format, unless expressly provided otherwise in the applicable Schedule.

          Section 5. MISCELLANEOUS.

          (a) MUTUAL COOPERATION. Bristol-Myers Squibb, Zimmer and their respective Affiliates shall cooperate with each other in connection with the performance of the Services hereunder, including producing on a timely basis all information that is reasonably requested with respect to the performance of Services and the transition at the end of the term of this Agreement; PROVIDED, HOWEVER, that such cooperation shall not unreasonably disrupt the normal operations of Bristol-Myers Squibb, Zimmer and their respective Affiliates; PROVIDED, FURTHER, that the party requesting cooperation shall pay all reasonable out-of-pocket costs and expenses incurred by the party furnishing cooperation, unless otherwise expressly provided in this Agreement or the Contribution and Distribution Agreement.

          (b) LIABILITY. The maximum liability of the Providing Party and its Affiliates to, and the sole remedy of, the Receiving Party and any of its Affiliates for breach of this Agreement shall be, indemnity under Article IV of the Contribution Agreement, in an amount not to exceed the lesser of (i) the price paid for the particular Service, (ii) the Receiving Party's or its Affiliate's cost of performing the Service itself during the remainder of the applicable Service Period or (iii) the Receiving Party's cost of obtaining the Service from a third party during the remainder of the applicable Service Period; PROVIDED, that the Receiving Party and its Affiliates shall exercise all reasonable efforts to minimize the cost of any such alternatives to the Services by selecting the most cost

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                                                                               7
effective alternatives which provide the functional equivalent of the Services replaced. In no event shall the Providing Party, its Affiliates or their respective directors, officers, employees or agents be liable to any other party for indirect, exemplary, consequential or punitive damages in connection with the performance of this Agreement, even if it has been advised of the possibility of such damages, and the Receiving Party hereby waives on behalf of itself and its Affiliates any claim for such damages, including any claim for property damage or lost profits, whether arising in contract, tort or otherwise.

          (c) THIRD PARTY CLAIMS. The Receiving Party shall indemnify, defend and hold harmless the Providing Party, each member of the Providing Party's Group and each of their respective directors, officers and employees, and each of the successors and assigns of any of the foregoing (collectively, the "PROVIDING PARTY INDEMNITEES"), from and against any and all third party claims relating to, arising out of or resulting from the Providing Party's furnishing or failing to furnish the Services provided for in this Agreement, other than third party claims arising out of gross negligence or willful misconduct of any Provider Indemnitee.

          (d) FORCE MAJEURE. In case performance of any terms or provisions hereof shall be delayed or prevented, in whole or in part, because of or related to compliance with any law, decree, request or order of any governmental agency or authority, either local, state, federal or foreign, or because of riots, war, public disturbance, strike, labor dispute, fire, explosion, storm, flood, acts of God, major breakdown or failure of transportation, manufacturing, distribution or storage facilities, or for any other reason which is not within the control of the party whose performance is interfered with and which by the exercise of reasonable diligence such party is unable to prevent (each, a "FORCE MAJEURE EVENT"), then upon prompt notice by the party so suffering to the other party, the party suffering shall be excused from its obligations hereunder during the period such Force Majeure Event continues, and no liability shall attach against either party on account thereof. No party shall be excused from performance if such party fails to use reasonable diligence to remedy the situation and remove the cause and effect of the Force Majeure Event.

          (e) INDEPENDENT CONTRACTORS. Bristol-Myers Squibb and Zimmer each acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons. The relationships of Bristol-Myers Squibb to Zimmer and of Zimmer to Bristol-Myers Squibb

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                                                                               8
hereunder are those of independent contractors and nothing contained herein shall be deemed to create a joint venture, partnership or any other relationship.

          (f) NO THIRD PARTY BENEFICIARIES. Except as expressly provided in
Section 5(c), the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder. Except for the Providing Party Indemnitees, there are no third party beneficiaries of this Agreement and this Agreement shall not provide any third Person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

          (g) INTERPRETATION. The headings contained in this Agreement or in any Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Article or Schedule, such reference shall be to a Section or Article of, or a Schedule to, this Agreement unless otherwise indicated. For all purposes hereof, the terms "include", "includes" and "including" shall be deemed followed by the words "without limitation".

          (h) TAX MATTERS. The Tax Sharing Agreement embodies the entire understanding between the parties to this Agreement relating to (i) the responsibility for the preparation and filing of Tax Returns, and (ii) the liability for Taxes, all or a portion of which Taxes and Tax Returns may arise as a result of or in connection with the transactions contemplated by this Agreement. This Agreement is not intended to, and does not, modify, amend or supercede either the Tax Sharing Agreement, or the understanding embodied in it.

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         IN WITNESS WHEREOF, the parties have executed this Agreement to be executed as of the date first written above.

                                            BRISTOL-MYERS SQUIBB COMPANY,

                                            by
                                               --------------------------------
                                               Name:
                                               Title:

                                            ZIMMER HOLDINGS, INC.,

                                            by
                                               --------------------------------
                                               Name:
                                               Title: